Buchanan Ingersoll Professional Corporation
                         (Incorporated in Pennsylvania)
                              650 College Road East
                           Princeton, New Jersey 08540


                                           October 10, 2000


GoAmerica, Inc.
401 Hackensack Avenue
Hackensack, New Jersey  07601

Ladies and Gentlemen:

      We have acted as counsel to GoAmerica, Inc., a Delaware corporation (the "Company"), in connection with the filing by the Company of a registration statement on Form S-8 (the "Registration Statement"), under the Securities Act of 1933, as amended, relating to the registration of an aggregate of 10,678,000 shares (the "Shares") of the Company's Common Stock, $0.01 par value, of which:
(i) 1,878,000 are issued or issuable pursuant to options previously granted by the Company to its employees, officers, directors and consultants under the GoAmerica Communications Corp. 1999 Stock Option Plan; (ii) 4,800,000 are issued or issuable pursuant to options granted or to be granted by the Company to its employees, officers, directors and consultants under the GoAmerica, Inc. 1999 Stock Plan; and (iii) 4,000,000 are issuable pursuant to stock purchase rights under the Company's Employee Stock Purchase Plan. The GoAmerica Communications Corp. 1999 Stock Option Plan, the GoAmerica, Inc. 1999 Stock Plan and the GoAmerica, Inc. Employee Stock Purchase Plan are referred to collectively herein as the "Plans."

      In connection with the Registration Statement, we have examined such corporate records and documents, other documents and such questions of law as we have deemed necessary or appropriate for purposes of this opinion. On the basis of such examination, it is our opinion that:

      1)    The issuance of the Shares has been duly and validly authorized; and

      2) The Shares underlying the Plans, when issued, delivered and sold in accordance with the terms of the respective Plans and the stock options, stock purchase rights or other instruments authorized by such Plans, granted or to be granted thereunder, will be legally issued, fully paid and non-assessable.

      We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.

                                           Very truly yours,

                                           BUCHANAN INGERSOLL
                                           PROFESSIONAL CORPORATION


                                           By: /s/ William J. Thomas
                                              ---------------------------------
                                              William J. Thomas
                                              A Member of the Firm